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Village Super Market, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN
ELECTION OF DIRECTORS
NOMINEES
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS
COMMUNICATION WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
PERFORMANCE GRAPH
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT AUDITORS
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS

VILLAGE SUPER MARKET, INC.

733 Mountain Avenue

Springfield, New Jersey 07081

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 18, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on December 18, 2009

The Proxy Statement and 2009 Annual Report are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12706

The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 18, 2009 at 10:00 A.M. for the following purposes:

(1)	To elect eleven directors for the ensuing year;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2010 fiscal year; and

(3)	To amend the Certificate of Incorporation to increase the number of authorized shares of both Class A common stock and Class B common stock from 10,000,000 to 20,000,000.

(4)	To transact any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 19, 2009 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the Board of Directors,

                      Robert Sumas,
                        Secretary

October 29, 2009

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081

PROXY STATEMENT

December 18, 2009

Annual Meeting of Shareholders

This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 18, 2009 at 10:00 a.m. and at all postponements or adjournments thereof. You may obtain directions to the Company’s corporate headquarters by contacting investor relations by telephone at (973)467-2200 extension 220 or by e-mail at kevin.begley@wakefern.com. This Proxy Statement was mailed and/or made available to shareholders on or about November 6, 2009.

At the close of business on October 19, 2009, the Company had outstanding and entitled to vote 6,985,184 shares of Class A common stock, no par value (“Class A Stock”), and 6,376,304 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 19, 2009 are entitled to vote at this meeting.

All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors, in favor of the Amendment of the Certificate of Incorporation, and to ratify the selection of KPMG LLP as independent auditors. Management does not know of any other matter to be brought before the Annual Meeting.

Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions and proxies submitted by brokers with a “not voted” direction will not be counted as votes cast with respect to each matter.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

You may own common shares in one or both of the following ways — either directly in your name as the shareholder of record, or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing the voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; (iii) the named executive officers; and (iv) all directors and executive officers of the Company as a group:

	Class A Stock(1)			Class B Stock(1)
			Percentage			Percentage
	Shares		of	Shares		of
Name	Owned		Class(3)	Owned		Class(4)

James Sumas(2)	84,136	(5)(6)(14)	1.2	1,152,168	(7)(8)(11)	18.1
Robert Sumas(2)	114,060	(5)(6)(12)	1.6	701,492	(9)(12)	11.0
William Sumas(2)	224,870	(5)(10)	3.2	602,156	(18)	9.4
John P. Sumas(2)	260,440	(10)	3.7	551,340	(18)	8.6
Kevin Begley	46,766		.7	—		—
Nicholas Sumas	146,274	(12)	2.1	339,017	(12)	5.3
John J. Sumas	103,261		1.5	151,045		2.4
Peter R. Lavoy	7,000		.1	—		—
Stephen F. Rooney	7,000		.1	—		—
Steven Crystal	930,396	(17)(19)	13.3	440,320	(19)	6.9
David C. Judge	12,742		.2	—		—
All directors and executive officers as a group (11 persons)	1,672,657	(13)	23.9	3,648,442		57.2
Estate of Perry Sumas(2)(20)	5,352		.1	1,895,364	(7)	29.7
Sumas Family Group(2)	467,074		6.7	4,568,972		71.7
River Road Asset Management	1,276,914	(15)	18.3	—		—
Franklin Resources, Inc.	428,000	(16)	6.1	—		—
Estate of Norman Crystal	804,000	(19)	11.5	437,120	(19)	6.9

(1)	Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
(2)	These five persons comprise the Sumas Family Group. The Sumas Family Group beneficially owns 467,074 shares of Class A Stock and 4,568,972 shares of Class B Stock, or 65.2% of the combined voting power. By virtue of the existence of this “group”, the Company is a controlled company under the corporate governance rules of NASDAQ. The address of each of these five persons is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
(3)	Based upon 6,985,184 shares of Class A Stock outstanding.
(4)	Based upon 6,376,304 shares of Class B Stock outstanding.
(5)	Includes 22,704 shares held by the Company’s pension trust of which William Sumas, James Sumas and Robert Sumas are trustees.
(6)	Includes 7,976 shares held by a charitable trust of which James Sumas and Robert Sumas are trustees.
(7)	Includes 252,688 shares as to which Perry Sumas and James Sumas agreed to share the power to vote during their lifetimes pursuant to a Voting Agreement dated March 4, 1987. Upon Perry Sumas death, James Sumas has the exclusive right to vote these shares. The estate of Perry Sumas may terminate this agreement by converting these shares to Class A shares and selling said Class A shares to the public at large.
(8)	Includes 11,760 shares owned jointly by Mr. and Mrs. James Sumas; 39,820 shares owned by Mrs. James Sumas; and 13,120 shares held by Mr. and Mrs. James Sumas as custodians for their children.
(9)	Includes 158,572 shares owned by Mrs. Robert Sumas.
(10)	Includes 168,400 shares held in the name of William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(11)	Includes 149,925 shares held by the James Sumas 2008 GRAT, of which James Sumas is the trustee.
(12)	Includes 42,504 Class A and 208,236 Class B shares held by a family LLC, of which Robert Sumas and Nicholas Sumas are managers. Robert Sumas and his wife own 23.2% of the LLC. Nicholas Sumas, his wife and trusts for their minor children own 30.7% of the LLC.
(13)	Includes 20,000 shares represented by options exercisable by all officers and directors under the Company’s Stock Option Plan.
(14)	Includes 8,888 shares owned by Mrs. James Sumas.
(15)	As reported in a Schedule 13G dated February 17, 2009, River Road Asset Management, LLC may be deemed to be the beneficial owner of 1,276,914 shares of the Company. River Road’s address is 462 S. 4th St., Suite 1600, Louisville, KY 40202.
(16)	As reported in a Schedule 13G dated January 24, 2008, Franklin Resources, Inc. may be deemed to be the beneficial owner of 428,000 shares of the Company. Franklin’s address is One Franklin Parkway, San Mateo, California 94404.
(17)	Includes 20,000 shares represented by options exercisable by him under the Company’s Stock Option Plan.
(18)	Includes 80,860 shares held in the name of William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(19)	Steven Crystal’s shares include 804,000 Class A and 437,120 Class B shares owned by the Estate of Norman Crystal, his father, as Mr. Crystal is the Executor of the Estate.
(20)	Linda Blatt and Patty Anagnostis, daughters of Perry Sumas, are the Executrixes of the estate of Perry Sumas.

ELECTION OF DIRECTORS

The following eleven persons will be nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. James Sumas and Robert Sumas are brothers. William Sumas and John P. Sumas are brothers. James Sumas is the father of John J. Sumas. Robert Sumas is the father of Nicholas Sumas. The other nominees are not related.

NOMINEES

The following table sets forth information concerning the nominees for director:

		Position with
Name	Age	the Company

James Sumas	76	Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors
Robert Sumas	68	Executive Vice President, Secretary and Director
William Sumas	62	Executive Vice President and Director
John P. Sumas	60	Executive Vice President and Director
Kevin Begley	51	Chief Financial Officer, Treasurer and Director
Nicholas Sumas	40	Vice President and Director
John J. Sumas	39	Vice President — General Counsel and Director
Steven Crystal	53	Director
David C. Judge	48	Director
Peter R. Lavoy	68	Director
Stephen F. Rooney	47	Director

James Sumas was elected Chairman of the Board in 1989. He was named Chief Executive Officer in 2002. He also serves as the Company’s Chief Operating Officer. He has served variously as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern’s Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern’s Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern’s supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern’s Finance, Trade Name and Trademark, Strategic Planning and Customer Satisfaction Committees.

Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters, construction of new stores and remodels and retail automation. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Communications, Sales and Merchandising, Property Management and Nonfoods Committees.

William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is a member of Wakefern’s Loss Prevention Policy, Environmental, Government Relations, and Sanitation, Safety and Appearance Committees. He also serves as Chairman of the New Jersey Food Council.

John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food, dairy, appetizing and fresh bakery operations. John P. Sumas is a member of Wakefern’s Frozen Food Committee.

Kevin Begley has served as a Director since June 2009 and as Chief Financial Officer since 1987. In addition, he has served as Treasurer since 2002. Mr. Begley is a Certified Public Accountant.

Nicholas Sumas has served as a Director since June 2009 and as Vice President since 2007. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994. He is currently responsible for store operations and perishables. Nicholas Sumas is Vice Chairman of Wakefern’s Marketing, Floral and Meat Committees, and is a member of Wakefern’s Produce, CGO, Seafood and Operations Excellence Committees.

John J. Sumas has served as a Director since June 2009 and as head of Village’s Legal Department since 2002, and was appointed Vice President — General Counsel in 2007. In addition, he has served as Director of Human Resources since 2000. He is Chairman of Wakefern’s Food Service Committee, Vice-Chairman of Wakefern’s Retail Employee Relations Committee, and a member of Wakefern’s Insurance, Frozen, Dairy-Deli and Shop-Rite Retail Services Committees. He also sits on Wakefern’s Strategic Planning — Capital Structure Group.

Steven Crystal has served as a Director since 2001. Mr. Crystal owns and manages six auto parts stores in California and northern Nevada and is the Regional Distributor for AC Delco. Mr. Crystal also owns three multi-line motorcycle dealerships in Reno, NV, Salt Lake City, UT and Boise, ID. In addition, Mr. Crystal also owns a 65,000 sq. ft. Ace Hardware and Furniture store in northern Nevada. Since 1980, Mr. Crystal has been a member of The New York Commodity Exchange and The New York Mercantile Exchange and actively trades commodities off the floor. Between 2005 and 2008, Mr. Crystal, as commodity trading advisor and a commodity pool operator, managed a hedge fund — Crystal Investment Partners, L.P. — registered with the National Futures Association. In addition, Mr. Crystal owns and manages multiple commercial real estate properties. Mr. Crystal is the Executor of the Estate of Norman Crystal, his father and a major shareholder of Village Super Market, Inc.

David C. Judge has served as a Director of the Company since June 2003. Mr. Judge is an Executive Vice President for The Bank of New York Mellon. He is Head of Securities Industry Banking, with responsibility for all investment bank, commercial bank and broker/dealer client relationships. Mr. Judge has previously held a diversity of assignments in corporate banking during his 23-year career at The Bank of New York Mellon, including managing the Retailing Industry Division and the Corporate Credit Analysis & Monitoring Group. He also serves as a Director for Contemporary Guidance Services, where he is Chairman of the Audit Committee.

Peter R. Lavoy has served as a Director since June 2009. Mr. Lavoy has 40 years of executive experience in the New Jersey retail grocery industry. Mr. Lavoy retired from Foodtown, Inc., a cooperative grocery chain, as President and Chief Operating Officer in December 2006. Since 2004 he has served on the Board of Trustees of the Food Institute, a trade association providing information and services to the food industry.

Stephen F. Rooney has served as a Director since June 2009. Mr. Rooney has been a financial analyst with Standard & Poor’s asset-backed securities group for the past 13 years. Previous to that, he was a corporate lending officer with CoreStates Bank where he focused on the retail industry, with a specialty in supermarket lending.

The Board recommends that the shareholders vote FOR all the nominees named above for election to the Board.

The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; or (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. The Board of Directors has determined that each nonmanagement director is independent as defined by the Rules of the SEC and the listing standards of NASDAQ.

The Board held four meetings in fiscal 2009. All directors attended at least 75% of the meetings of the Board, and meetings of Board committees on which the director served, during the time such director served on the Board or committee.

The Executive Committee, which consists of James Sumas, Robert Sumas, William Sumas and John P. Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

The Compensation Committee

The Compensation Committee, which consists of James Sumas, John P. Sumas, Robert Sumas, John J. Sumas, Steven Crystal, David C. Judge, John J. McDermott and Peter Lavoy, has the primary responsibility for establishing the compensation paid to executive officers of the Company. This includes base salary, bonus awards, employment agreements and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2009, the Compensation Committee met twice. The Compensation Committee does not utilize a charter.

The Audit Committee

The Audit Committee is comprised of five directors, John J. McDermott, Steven Crystal, Peter Lavoy, Stephen Rooney and David C. Judge, each of whom is independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the fees paid to the independent auditing firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to the 2007 proxy statement as Appendix A. During fiscal 2009, the Audit Committee met nine times.

The Board of Directors has determined that David Judge is an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are able to read and understand financial statements as required by NASDAQ regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of five independent directors, as defined by the rules of the SEC and the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are Steven Crystal (Chair), John J. McDermott, Peter Lavoy, Stephen Rooney and David C. Judge. The Committee appoints the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended July 25, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 25, 2009, and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of that date. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditors that firm’s independence. On the basis of these items, the Audit Committee determined that KPMG is independent.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 25, 2009 filed with the Securities and Exchange Commission.

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2009 and 2008, and fees billed for other services rendered by KPMG LLP:

	2009	2008
Audit fees(1)	$540,000	$543,500
Audit-related fees	—	—
Tax fees(2)	77,000	102,000
All other fees	—	—

Total fees	$617,000	$645,500

(1)	Audit fees consist of audits of the annual consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)	Tax fees consist of fees for tax compliance and consultation services.

The Audit Committee has considered whether the providing of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee pre-approves all services provided by the principal auditors.

Audit Committee

Steven Crystal, Chairman
John J. McDermott
David C. Judge
Peter R. Lavoy
Stephen F. Rooney

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS

The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board does not utilize a charter in performing this function. As a matter of policy, the Board will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board in 2010 must be submitted by July 1, 2010.

The Board’s process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board, management or others. In searching for appropriate candidates, the Board adheres to criteria established for the consideration and selection of candidates. The Board views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for Board decisions; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; and (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director will be considered without regard to gender, race, religion, national origin or sexual orientation.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, 733 Mountain Avenue, Springfield, New Jersey

07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.

The Company has a policy of requiring all directors standing for election at the annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All eight directors attended the 2008 annual meeting of shareholders held on December 5, 2008.

CODE OF ETHICS

The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2009, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at sec.gov as an Exhibit to the 2009 Form 10-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, bonus awards, employment agreements and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. The Compensation Committee consists of James Sumas, Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer; John P. Sumas, Executive Vice President; Robert Sumas, Executive Vice President; John J. Sumas, Vice President — General Counsel; Steven Crystal, David C. Judge, Peter R. Lavoy and John J. McDermott, independent directors.

The primary objective of the Company’s executive compensation program is to attract, motivate and retain executive officers of outstanding ability and to align the interests of these executive officers with the interests of shareholders. Most of the named executive officers own a substantial amount of the Company’s common stock and thus have a direct and substantial interest in the long-term growth of shareholder’s wealth. In light of this ownership, there is less need to directly relate compensation for the named executive officers to long-term Company performance.

Neither management nor the Compensation Committee currently engages any consultant related to executive or director compensation matters. In setting compensation levels the committee considers the overall level of responsibility and performance of the individual executive, compensation levels of executive officers obtained through commercially available survey data, compensation of executive officers obtained through reviews of annual proxy statements, compensation paid to corporate executives of Wakefern and other ShopRite members, the financial performance of the Company and other achievements during the most recently completed fiscal year, overall economic conditions, and competitive operating conditions. The Compensation Committee does not specifically benchmark to compensation data obtained, but rather subjectively utilizes the above factors in setting compensation for the named executive officers. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of departments under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. Although financial performance of the Company is a factor in setting executive compensation, financial and other performance targets are not utilized.

The Company’s executive compensation for the named executive officers includes the following components: base salary, annual bonus plan, restricted stock awards, retirement benefits and other benefits.

Salary

Named executive officers are paid a base salary with annual increases at the discretion of the Compensation Committee. In addition to the competitive data outlined above and Company performance, individual factors are also considered in setting base salaries. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of departments under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. Based on subjective and qualitative considerations, including the Company’s improved performance in fiscal 2009, the Compensation Committee granted raises to each of the named executive officers of approximately 7% in fiscal 2009.

Annual Bonus

The Company’s executive compensation program includes an annual non-equity incentive cash bonus designed to reward executive officers for overall Company success and individual performance. The actual bonus amounts earned by the named executive officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent year. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of departments under the executive’s control, leadership, execution of strategic initiatives and decision making abilities. The bonuses awarded in fiscal 2009 by the Committee were based on the Company’s improved levels of net income, EBITDA and sales in a difficult economic environment. Although the annual bonus award is not targeted as a specific percentage of the named executive officer’s base salary, the bonus awards in fiscal 2009 range from 44% to 51% of base salary. In addition, an employment agreement with Mr. Begley requires the Company to pay a retention bonus of a minimum of $75,000 per year, payable one year after such bonus is earned, conditioned on Mr. Begley’s continued employment with the Company.

Equity

Awards based on the Company’s common stock have been granted periodically to the named executive officers and approximately sixty other employees. No awards were granted to named executive officers in fiscal 2009. The Compensation Committee believes equity awards align the interest of employees with the interest of shareholders. The Company has utilized both restricted share grants and option grants. The last grant of stock options to named executive officers occurred in 1997. During fiscal 2008, the Company granted 26,000 restricted shares to each of the named executive officers. Additional information about these awards is included in the tables that follow. The Compensation Committee considers several factors in determining the amounts of stock based awards granted to the named executive officers, including the officer’s level in the organization, individual performance and comparison to compensation levels at similar companies. The Compensation Committee subjectively determines, without the use of performance targets, individual performance in the following areas: increased responsibilities, performance of departments under the executive’s control, leadership, execution of strategic initiatives and decision making abilities.

The Company has historically set the exercise price for stock options as the closing price of the Company’s Class A common stock on the date of grant. Options have generally been granted at the Board of Director’s meeting held in December, which is shortly after the release of first quarter earnings.

The Company does not have specific equity ownership guidelines, although as noted above, most of the named executive officers own a substantial amount of the Company’s common stock.

Retirement Benefits

The Company maintains a defined benefit and a defined contribution plan for its non-union employees. The named executive officers participate in both of these plans, as well as a supplemental executive retirement plan. Additional details regarding retirement benefits available to the named executive officers can be found in the 2009 Pension Benefits Table and the accompanying narrative description that follows this discussion and analysis.

Village also maintains a deferred compensation plan in which the named executive officers, as well as other supervisory employees, are eligible to participate. One named executive officer participates in this plan. This plan is a nonqualified plan under which participants may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them. Compensation deferred bears interest at the actual rate of return earned on the contributed assets, which are invested in mutual funds and thus is not a preferential rate of interest. Deferred amounts are paid out only in cash, in accordance with deferral options selected by the participant at the time the deferral election is made.

Other Benefits

The Company’s group health, dental, vision and life insurance plans are available to eligible full-time and part-time employees. These plans do not discriminate in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in these plans. The Company provides the named executive officers, as well as all supervisory personnel, a Company vehicle. The Company provides the named executive officers with long-term disability insurance. The Company pays golf club membership dues for one named executive officer, John P. Sumas. There are no other benefits provided to the named executive officers.

The Company believes the perquisites described above are necessary and appropriate in providing competitive compensation to our executive officers.

Employment Agreements

The Company entered into an employment agreement with Mr. Begley dated January 1, 2004. The original agreement expired December 31, 2006, but has been extended through December 31, 2009. Under the agreement, the Company agreed to pay Mr. Begley a base salary and bonus at least equal to that existing on the date of the contract, with increases at least commensurate with the increases granted to the other executive officers of the Company. The Board of Directors may decrease Mr. Begley’s compensation in proportion to decreases commensurate with the other executive officers of the Company. In addition, the Company agreed to pay Mr. Begley a retention bonus of a minimum of $75,000 per year payable one year after such bonus is earned, conditioned on Mr. Begley’s continued employment with the Company. This agreement contains a covenant not to compete with the Company. The agreement includes payments in the event of the termination of Mr. Begley within five years following a change in control. The change in control and termination payment due is calculated as five years of current base salary plus bonus using the previous five years average, less amounts paid subsequent to the change in control. If the change in control and termination had occurred on July 25, 2009, the amount due would be $3,800,000. There are no other severance payments or change in control agreements with named executive officers.

The Company’s equity plans described above provide for accelerated vesting of options and restricted share grants in the event of a change in control of the Company. This potential acceleration applies to all employees receiving grants and does not discriminate in favor of the named executive officers.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1,000,000 annually. Compensation that is “qualified performance-based compensation” generally is not subject to this $1,000,000 deduction limit. The Company’s awards of restricted stock vest solely on the passage of time, are not performance based and, as a result, compensation expense for those awards are not deductible to the extent they exceed $1,000,000.

Financial Statement Restatement

The Company does not have a policy relative to making retroactive adjustments to any incentive compensation paid to the named executive officers where payment was based on the achievement of results that were subsequently the subject of restatement. The Company has never restated its financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated by reference into its annual report on Form 10-K. The report is provided by the following directors, who comprise the committee.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James Sumas, Chairman
John P. Sumas
Robert Sumas
John J. Sumas
David C. Judge
Steven Crystal
John J. McDermott
Peter R. Lavoy

SUMMARY COMPENSATION TABLE

							Change
							in pension
							value and
						Non-	non-
						equity	qualified
						incentive	deferred
				Stock	Option	plan	compensation	All other
		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Name and principal position	Year	($)	($)	($)(1)	($)	($)	($)(2)	($)(3)	($)

James Sumas	2009	780,230	326,250	219,960	—	—	432,461	6,618	1,765,519
Chairman, CEO and	2008	730,888	217,500	144,224	—	—	375,825	6,614	1,475,051
COO	2007	678,674	174,000	91,000	—	—	393,012	5,220	1,341,906
	2009	528,264	345,000	219,960	—	—	558,478	7,190	1,658,892
Kevin Begley	2008	493,704	255,000	144,224	—	—	188,110	5,907	1,086,945
CFO	2007	393,679	219,000	91,000	—	—	146,324	5,595	855,598
Robert Sumas	2009	628,857	275,625	219,960	—	—	788,076	6,510	1,919,028
Executive Vice	2008	588,894	183,750	144,224	—	—	408,170	6,435	1,331,473
President	2007	546,606	147,000	91,000	—	—	285,073	6,602	1,076,281
William Sumas	2009	539,231	270,000	219,960	—	—	618,072	6,270	1,653,533
Executive Vice	2008	507,323	180,000	144,224	—	—	311,512	6,195	1,149,254
President	2007	470,855	144,000	91,000	—	—	248,818	6,827	961,500
John P. Sumas	2009	541,786	270,000	219,960	—	—	568,981	13,616	1,614,343
Executive Vice	2008	504,673	180,000	144,224	—	—	248,360	12,366	1,089,623
President	2007	468,105	144,000	91,000	—	—	221,675	12,730	937,510

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year. The compensation for fiscal 2009 is calculated for each of the named executive officers as 26,000 restricted shares granted on March 14, 2008 times the $25.38 grant price, which was the market price on the date of grant, expensed equally over the three-year vesting period. All share amounts have been adjusted to reflect the two-for-one stock split in fiscal 2009. Restrictions on these restricted shares lapse on March 14, 2011, the third anniversary of the grant, as long as the officer is employed by the Company at that time. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(2)	This amount shows the change in pension value in fiscal 2009. Amounts from the Nonqualified Deferred Compensation Table were omitted since the aggregate earnings amount included no above-market or preferential earnings.

(3)	In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts shown in this column include employer costs related to personal use of Company automobiles, which is added to the named executive officers taxable earnings in accordance with IRS rules, long-term disability insurance premiums, and the Company’s matching contribution to our 401(k) Plan. In addition, the amount for John P. Sumas includes $7,700 for annual golf club membership dues.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 25, 2009. There were no option awards outstanding for any named executive officer at July 25, 2009; thus that portion of the table is omitted.

	Number of shares	Market value of shares
	or units of stock	or units of stock
	that have not vested	that have not vested
Name	(#)(1)	($)(1)
James Sumas	26,000	775,060
Kevin Begley	26,000	775,060
Robert Sumas	26,000	775,060
William Sumas	26,000	775,060
John P. Sumas	26,000	775,060

(1)	Restricted shares vest on March 14, 2011. The market value of the Company’s restricted stock was $29.81 per share, the closing market price of the Company’s Class A common stock on July 24, 2009.

PENSION BENEFITS

The following table provides information on pension benefits as of July 25, 2009 for the named executive officers.

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

James Sumas	VSMERP	42	828,615	67,251
	SERP	42	2,050,011	—
Kevin Begley	VSMERP	21	303,301	—
	SERP	21	952,742	—
Robert Sumas	VSMERP	42	948,210	—
	SERP	42	2,173,245	—
William Sumas	VSMERP	40	749,500	—
	SERP	40	1,654,416	—
John P. Sumas	VSMERP	36	653,405	—
	SERP	36	1,449,373	—

(1)	The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in Note 8 to the Village Super Market, Inc. audited financial statements in the 2009 Annual Report and the Management’s Discussion and Analysis included therein are used in calculating the present value of accumulated pension benefits.

The Company maintains a defined benefit pension plan (the Village Super Market Employees Retirement Plan, or “VSMERP”) for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1998 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years’ compensation. Normal retirement date is age 65. Employees are eligible for early retirement upon the attainment of age 55 and the completion of at least 15 years of vested service. Benefits are reduced by 1/15 for each of the first five years the early retirement date precedes normal retirement date and 1/30 for each of the succeeding five years. The Company has never granted any extra years of credited service.

In addition to the defined benefit pension plan described above, the Company adopted the Supplemental Executive Retirement Plan of Village Super Market, Inc. (the “SERP”) effective January 1, 2004 for the named executive officers to compensate for limitations on benefits available through the VSMERP. Participants vest in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual’s average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant is entitled to receive under the VSMERP and the amount of the participant’s social security benefits. Normal retirement is defined as the later of age 65 or five years of participation in the SERP. Early retirement is permitted upon the attainment of age 55 and the completion of at least five years of vesting service. Early retirement benefits are subject to a reduction of 1/15 for each of the first five years the early retirement date precedes the normal retirement date and 1/30 for each of the succeeding five years. Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on nonqualified deferred compensation for the named executive officers for fiscal 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
James Sumas	—	—	—	—	—
Kevin Begley	—	—	(46,073)	—	264,146
Robert Sumas	—	—	—	—	—
William Sumas	—	—	—	—	—
John P. Sumas	—	—	—	—	—

The named executive officers are eligible to participate in a nonqualified deferred compensation plan under which certain employees may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them, and thereby defer taxation of the deferred amount until actual payment in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment. Earnings on deferred amounts are allocated to individuals based on the actual performance of the invested funds, which is not a preferential rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer; John P. Sumas, who is an executive officer of the Company serving as Executive Vice President; Robert Sumas, who is an executive officer of the Company serving as Executive Vice President; John J. Sumas, who is an executive officer of the Company serving as Vice President — General Counsel; Steven Crystal; Peter Lavoy and David C. Judge, directors of the Company; and John J. McDermott, a director and former executive officer of the Company, having resigned as General Counsel in 1983. As noted elsewhere in the Proxy Statement under “Transactions with Related Parties”, James Sumas, Robert Sumas and John P. Sumas, through Sumas Realty Associates, have certain business relationships with the Company. There are no other compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of such other entities.

DIRECTOR COMPENSATION

The following table describes the fiscal year 2009 compensation for non-employee directors. Employee directors receive no compensation for their Board service.

					Change in
					pension
				Non-equity	value and
	Fees earned			incentive	nonqualified	All other
	or paid	Stock	Option	plan com-	deferred	compensa-
	in cash	awards	awards	pensation	compensation	tion	Total
Name	($)	($)(1)(3)	($)(2)(4)	($)	earnings	($)	($)
John J. McDermott	28,000	101,520	—	—	—	—	129,520
Steven Crystal	14,000	119,520	14,289	—	—	—	147,809
David C. Judge	14,000	119,520	—	—	—	—	133,520
Peter R. Lavoy	2,000	14,755	—	—	—	—	16,755
Stephen F. Rooney	2,000	14,755	—	—	—	—	16,755

(1)	This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year. The grant date fair value of awards of 654 restricted shares each (13 month vest) to Mr. Judge and Mr. Crystal on December 7, 2007 in lieu of an annual retainer was $18,000. The grant date fair value of the award of 12,000 shares of restricted stock to each independent director on March 14, 2008 was $304,560. These awards vest three years from the date of grant. The grant date fair value of awards of 742 restricted shares each (13 month vest) to Mr. Judge and Mr. Crystal on December 5, 2008 in lieu of an annual retainer was $18,000. The grant date fair value of awards of 7,000 restricted shares each to Mr. Lavoy and Mr. Rooney on June 12, 2009 upon their election to the Board was $206,570. These awards vest on March 14, 2011.

(2)	This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year. See discussion of the assumptions made in the valuation in Note 7 to the financial statements in the Company’s Form 10-K filed with the SEC. The grant date fair value of an award of 20,000 stock options to Mr. Crystal on December 9, 2005 was $128,600. These options vested three years from the date of grant.

(3)	Aggregate stock awards outstanding at fiscal year end were 12,000 shares for Mr. McDermott, 12,742 shares each for Mr. Judge and Mr. Crystal, and 7,000 shares each for Mr. Lavoy and Mr. Rooney.

(4)	Aggregate stock options outstanding at fiscal year end were 20,000 shares for Mr. Crystal.

Non-employee directors are currently paid an annual retainer of $15,000 plus fees of $1,000 for each board meeting and $1,000 for each committee meeting attended. Directors who are employees of the Company receive no compensation for services as directors. Each director has the option to receive $18,000 worth of restricted shares with a 13 month vesting period in lieu of the $15,000 annual cash retainer. In addition, the Company has periodically granted to each of its non-employee directors either options to purchase shares or restricted shares.

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total return on the Company’s Class A Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Trade Index for the Company’s last five fiscal years.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
AND THE NASDAQ RETAIL TRADE INDEX

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	416,680	$18.21	186,700
Equity compensation plans not approved by security holders	—	—	—

The information in the above table is as of July 25, 2009. All data relates to the Village Super Market, Inc. 1997 Stock Option Plan and 2004 Stock Plan as described in the Notes to the 2009 Consolidated Financial Statements.

TRANSACTIONS WITH RELATED PERSONS

The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2011. The annual rent under this lease is $595,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among the Estate of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas.

All obligations of the Company to Wakefern Food Corporation are personally guaranteed by certain members of the Sumas family.

It is the Company’s policy that the independent directors review and approve any transactions with related persons in excess of $120,000. There were no transactions required to be reviewed or approved in fiscal 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A stock and Class B stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2009.

SELECTION OF INDEPENDENT AUDITORS

The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 2010 is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2009, 2008 and 2007 fiscal years were audited by KPMG LLP.

Representatives of KPMG LLP are expected to be present at the 2009 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Although ratification by the stockholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

The Board recommends that the shareholders vote FOR the ratification of KPMG LLP as the Company’s independent auditors for fiscal 2010.

PROPOSAL 3

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has determined that it is an appropriate time to propose amendments to the Company’s Restated Certificate of Incorporation (i) to increase the number of authorized shares of Class A, Common Stock from 10,000,000 to 20,000,000 and (ii) to increase the number of authorized shares of Class B, Common Stock from 10,000,000 to 20,000,000.

Under the Company’s Restated Certificate of Incorporation, the total number of shares of capital stock which the Company has the authority to issue is 30,000,000. Of these authorized shares, Class A, Common Stock comprises 10,000,000 shares and Class B, Common Stock comprises 10,000,000 shares. As of October 19, 2009, 6,985,184 shares of Class A, Common Stock were outstanding, 603,380 shares of Class A, Common Stock were reserved for issuance upon exercise of options and conversion of Class B, Common Stock, and 555,000 shares were held in treasury. As of that same date, 6,376,304 shares of Class B, Common Stock were outstanding, 0 shares of Class B, Common Stock were reserved for issuance upon exercise of options, and 0 shares were held in treasury. (The Company also has the authority to issue 10,000,000 shares of Preferred Stock, none of which is outstanding. The proposed amendment would not increase the authorized number of preferred shares.)

The Board of Directors believes that it is advisable and in the best interests of the Company’s stockholders to increase the number of authorized shares of both Class A, Common Stock and Class B, Common Stock to provide a sufficient reserve of shares for future business and financial needs of the Company. These additional authorized shares would enhance capital and liquidity, provide adequate shares for potential stock splits, possible future acquisitions, and other corporate purposes. Existing holders of shares of Class A, Common Stock or Class B, Common Stock would have no preemptive rights under the Company’s Restated Certificate of Incorporation to purchase any additional shares of Class A, Common Stock or Class B Common Stock, issued by the Company. It is possible that additional shares of Class A, Common Stock or Class B Common Stock, may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.

The Board of Directors has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article THIRD of THE Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 30,000,000 to 50,000,000, and to increase the number of authorized shares of Class A, Common Stock from 10,000,000 to 20,000,000, and to increase the number of authorized shares of Class B, Common Stock from 10,000,000 to 20,000,000.

The specific amendments to Article THIRD are proposed as follows:

THIRD: Capitalization.  The Corporation shall be authorized to issue up to fifty million (50,000,000) shares of capital stock, all of which shall have no par value and which shall be divided into three classes as follows:

A. Class A, Common Stock.  Twenty million (20,000,000) shares shall be designated as Class A, Common Stock, No Par Value. The holders of Class A, Common Stock shall be entitled to one vote per share on all matters as to which holders of common stock shall be entitled to vote. Except for rights which are granted to holders of other classes, holders of Class A, Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefore, and in the event of liquidation or dissolution of the Corporation, shall have the right to receive ratably all of the assets and funds of the Corporation.

B. Class B, Common Stock.  Twenty million (20,000,000) shares shall be designated as Class B, Common Stock, No Par Value. The holders of Class B, Common Stock shall have all of the rights and privileges of the holders of Class A, Common Stock except as follows:

1. Voting Rights.  Holders shall have the right to ten (10) votes per share.

2. Dividends.  Holders shall be entitled to receive per-share sixty-five percent (65%) of the dividends paid in cash or property to holders of Class A, Common Stock.

3. Liquidation.  In the event of any distributions in liquidation or upon dissolution, holders of Class B, Common Stock shall receive per share one hundred percent (100%) of the cash or property received by the holders of Class A, Common Stock.

4. Conversion.  On or after January 1, 1992, holders of Class B, Common Stock shall have the right to convert each share, on a share-for-share basis, into Class A, Common Stock. Prior to such date, only the executor or administrator of the estate of a deceased holder of Class B, Common Stock shall be entitled to convert. Holders may convert by delivering to the Corporation of a notice of conversion specifying the number of shares to be converted, together with certificates in appropriate form for transfer representing at least the number of shares to be converted.

5. Anti-Dilution.  There shall not be a stock dividend or stock split in Class B,. Common Stock unless there is an identical stock dividend or stock split in the Class A, Common Stock. In the event of any stock dividend upon the Class A, Common Stock, an equal per share stock dividend shall be declared on the Class B, Common Stock. In the event of a stock split of the Class A, Common Stock, an equal per share stock split shall be declared upon the Class B, Common Stock. In the event of any other capital transaction, readjustment or reorganization, the Board of Directors shall take such action so that, on a per share basis, the relative voting, dividend, and liquidation rights of the Class A, Common Stock and the Class B, Common Stock shall remain the same; however, any such action of the Board of Directors made in good faith shall be final.

6. Transfer.  Class B, Common Stock shall not be transferable except to another holder of Class B, Common Stock except by will or other testamentary disposition, under the laws of intestacy or pursuant to a resolution of the Board of Directors of the Corporation approving the transfer.

The Board recommends the shareholders vote FOR the amendment to the Certificate of Incorporation.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any proposal that a shareholder intends to present at the Company’s 2010 Annual Meeting of Shareholders, presently scheduled to be held on December 17, 2010, and requests to be included in the Company’s Proxy Statement for the 2010 Annual Meeting, must be received by the Company no later than August 1, 2010. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

OTHER MATTERS

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 25, 2009, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company’s Common Stock on October 19, 2009. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

By order of the Board of Directors,

Robert Sumas,
        Secretary

October 29, 2009

ANNUAL MEETING OF STOCKHOLDERS OF
VILLAGE SUPER MARKET, INC.
December 18, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12706
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

■ 21130300000000000000 3	121809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors for the Company’s Board of Directors listed below:			2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for fiscal 2010.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O James Sumas O Robert Sumas O William Sumas O John P. Sumas O Kevin Begley O Nicholas Sumas O John J. Sumas O Steven Crystal O David C. Judge O Peter R. Lavoy O Stephen F. Rooney
			3. To amend the Certificate of Incorporation to increase the number of authorized shares of both Class A common stock and Class B common stock from 10,000,000 to 20,000,000.	☐	☐	☐

4.  To transact any other business which may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VILLAGE SUPER MARKET, INC.
733 Mountain Avenue, Springfield, New Jersey 07081
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby appoints Kevin Begley and Robert Sumas and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the “Company”), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 18, 2009, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side upon the following matters, which are described more fully in the accompanying proxy statement.
(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
VILLAGE SUPER MARKET, INC.
December 18, 2009

PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12706

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the internet.

■ 21130300000000000000 3	121809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors for the Company’s Board of Directors listed below:				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O James Sumas O Robert Sumas O William Sumas O John P. Sumas O Kevin Begley O Nicholas Sumas O John J. Sumas O Steven Crystal O David C. Judge O Peter R. Lavoy O Stephen F. Rooney		2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for fiscal 2010.	☐	☐	☐
			3. To amend the Certificate of Incorporation to increase the number of authorized shares of both Class A common stock and Class B common stock from 10,000,000 to 20,000,000.	☐	☐	☐

4.  To transact any other business which may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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